                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of BankAtlantic Bancorp, Inc. of our report dated May 17, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Gruntal Financial, L.L.C.'s ability to continue as a going concern), appearing in the Current Report on Form 8-K/A of BankAtlantic Bancorp, Inc. filed on July 9, 2002:

     Filed on Form S-3
       Registration Statement No. 333-72283
       Registration Statement No. 333-71594

     Filed on Form S-8
       Registration Statement No. 333-73047
       Registration Statement No. 333-68871
       Registration Statement No. 333-58753
       Registration Statement No. 333-57893
       Registration Statement No. 333-56823
       Registration Statement No. 333-08025
       Registration Statement No. 333-87315
       Registration Statement No. 333-82489
       Registration Statement No. 333-45680
       Registration Statement No. 333-56798



/s/ DELOITTE & TOUCHE LLP

New York, New York
July 8, 2002